UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Southern Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
THE SOUTHERN COMPANY
2023 Annual Meeting of Stockholders Vote by May 23, 2023 11:59 PM ET

C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

V02843-P87856

You invested in THE SOUTHERN COMPANY and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting of Stockholders. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 24, 2023.

Get informed before you vote

View the proxy statement and the annual report online OR you can receive a free paper or email copy of the material(s) by requesting a copy prior to May 10, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote in Person at the Meeting* May 24, 2023 10:00 a.m., ET The Lodge Conference Center Callaway Gardens 4500 Southern Pine Drive Pine Mountain, GA 31822

*	Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Elect 16 Directors:
Nominees:

1a.	Janaki Akella	For
1b.	Henry A. Clark III	For
1c.	Anthony F. Earley, Jr.	For
1d.	Thomas A. Fanning	For
1e.	David J. Grain	For
1f.	Colette D. Honorable	For
1g.	Donald M. James	For
1h.	John D. Johns	For
1i.	Dale E. Klein	For
1j.	David E. Meador	For
1k.	Ernest J. Moniz	For
1l.	William G. Smith, Jr.	For
1m.	Kristine L. Svinicki	For
1n.	Lizanne Thomas	For
1o.	Christopher C. Womack	For
1p.	E. Jenner Wood III	For
2.	Advisory vote to approve executive compensation	For
3.	Advisory vote to approve the frequency of future advisory votes on executive compensation	Year
4.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2023	For
5.	Approve an amendment to the Restated Certificate of incorporation to reduce the supermajority vote requirement to a majority vote requirement	For
6.	Stockholder proposal regarding simple majority vote	Against
7.	Stockholder proposal regarding setting Scope 3 GHG targets	Against
8.	Stockholder proposal regarding issuing annual report on feasibility of reaching net zero	Against

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